Exhibit 99.2

Conference Call Transcript

TDW - Tidewater at JPMorgan Small Cap Boston Conference

Event Date/Time: Nov. 13. 2006 / 11:00AM ET

CORPORATE PARTICIPANTS

Joe Bennett

Tidewater Inc. - SVP, PAO, IR

Keith Lousteau

Tidewater Inc. - CFO, EVP & Treasurer

CONFERENCE CALL PARTICIPANTS

Glen Muller

JPMorgan - Analyst

PRESENTATION

Glen Muller - JPMorgan - Analyst

Good morning my name is [Glen Muller]. I work with Jonathan Chappell in the small mid-cap transportation team at JP Morgan. Today, it is my pleasure to introduce two members of Tidewater’s management team who will be presenting here today. And I would like to introduce Keith Lousteau, the CFO, Executive Vice President and Treasurer of Tidewater and Joe Bennett, Senior VP, Principal Accounting Officer and Chief Investor Relations Officer. Joe?

Joe Bennett - Tidewater Inc. - SVP, PAO, IR

Thank you, Glen. It is a pleasure to be back. Tidewater has presented at this conference for a few years now. I guess since they have been having it and it is our pleasure to be back doing this again.

Most of the conferences that we present at are energy conferences, so the people are plenty familiar with the Tidewater story and we are not sure who is familiar with Tidewater. It is not necessarily a household name unless you are in the energy business, but here today, we will attempt to give you a little bit of info on the Company.

We are and I will go through the normal disclaimers for forward-looking statements, but we are a — before I start I guess, we will talk about some notable firsts for the Company. One, we pioneered this industry 50 years ago. This past year, we celebrated our 50th anniversary of the Company, all based in New Orleans. Been through some highs and lows there, but we are still there and happy to be there. But this is our work place. We work around the world. We are an offshore vessel company that services the oil and gas industry and this is our work place that we are on around the world with about 400 to 500 boats at any point in time operating in about 60 plus countries around the world.

As people start to look at us and our competitors want to know how we differentiate ourselves from the competition, one way is through safety. You saw that picture of the boat. Safety in our industry is a very, very difficult thing, but one that our customer base is becoming more and more used to and is demanding out of all the companies. We separate ourselves with our safety culture and our incident rate. You see here one of the ways that we track ourselves and the industry tracks the business is with lost time accidents. Lost time accidents are ones where one of our employees cannot show up for work the next day. It’s kind of that simple a definition.

In this past year, you see our performance where the last couple of years in each of the last two fiscal years, we have a March year-end, we had each one lost time accident. Last fiscal year and over 32.5 million man hours, we had one individual that couldn’t show up for work the next day, which is really a phenomenal record and one that the majors and independents, etc. are all very, very interested in and help differentiate ourselves from others.

As we compare our safety record quickly to some of our customers, the ExxonMobils, the BPs of the world and other companies that are considered to be very high safety-oriented companies, you see our performance for total recordable incident rates is very, very good too and we outperform them. So we are very proud. We start all of our presentations internally and externally with safety reports and again it differentiates ourselves.

Let’s talk about Tidewater itself, a few points and we are going to expand on these as we go through the presentation. I am going to do about half the presentation and Keith will take over and kind of talk about us looking forward, our financial results, etc. We have the largest new fleet in the industry and counting. And for people that have followed the industry, you should know that the last new build cycle in the industry was way back in the late ‘70s and early ‘80s. That is where the majority of the boats that operate currently around the world were built.

At the time they were built, they were expected to last about 15 years, maybe tops. Well now most people’s thinking is they should last 25 years and for the most part, that is what we see happening. So a good number of the old boats, you do the math, we’re right now in this transition period of getting rid of old boats in the industry, not just Tidewater, but in the industry and building new boats. So you will see more about that in a second.

We are part of the OSX, Philadelphia Oil Exchange. We are the only boat company in there. We have the second highest dividend yield in the OSX. We have one of the strongest balance sheets in the OSX. Keith will cover that a little bit later. We are currently and have been for the past year or so, similar to other oil and gas companies and service companies, repurchasing shares. We have a stock repurchase program, besides the money that we are spending on our new build program.

There is so much emphasis being placed now, rightfully or not, but certainly since we are a U.S.-based company in the Gulf of Mexico, has been a good major market for a number of us for years. That gathers a lot of attention and for what everyone is reading now, the rigs are leaving the Gulf and anyone that has a presence in the Gulf of Mexico, especially shallow water in the Gulf of Mexico, is going to be severely hit financially.

Well, our response to that is we are international. We have been preaching it for five, six, seven years now. About 75% to 80% of our business is international and yes, we recognize that rigs are leaving the Gulf. As they leave, our boats leave along with it. Just in the last few months, we have had about four vessels leave the Gulf of Mexico to get better contracts in the international arenas around the world. So we will continue to preach international, international, international. And oh by the way, yes, we have a Gulf of Mexico operation.

The FirstCall consensus earnings for us for this current fiscal year ending March, we are halfway through it, is $5.59 a share. Good growth. Again, you will see a slide later that kind of takes you through the trend over the last five or six years, but tremendous growth over the last several years. This is the consensus estimates for us. We don’t give earnings guidance. We put it up here for your information and we are not necessarily supporting it saying yes or no to it.

Why is business so good? It’s pretty easy. We have favorable commodity prices and although they are volatile, but having oil prices anywhere in the $60 range and people go nuts when it goes down to $55, but anything in the $40 to $60 plus range is very, very good for the E&P companies.

Those companies are spending significant amounts for additional reserves and have been for the last few years. Each of the years has been getting progressively better and better. What that has caused is the rig count to be up. Basically all the rigs that are operating around the world are being used, are highly utilized and there are, in round numbers, about 100 rigs under construction. The majority of which are jackup rigs, which are very geared to our type of vessels.

So that, along with FPSOs and spars and there’s probably another 100 or so of those under construction, all of which — and if you put them in a big pot of about 200 additional pieces of equipment that the OSVs serve and each one of those on average require about two boats per either FPSO or rig, etc. then there is quite a demand for equipment out there. Whether it be old or new, the old boats are going away. There is absolutely no doubt about it and the new boats are coming on and they are both staying pretty busy as you will see in a second.

Strong demand in virtually all areas of the world. I have been with the Company for about 17 years. Keith, about almost 30 years and I don’t know that we have seen another time when the whole world is clicking as much as it is today. So that bodes well and we are very optimistic on the future.

The growing financial effect of our new equipment, and you will see that in a second, but we are very, very proud of the new boats that have been added over the last five or six years and we will continue to replace our older fleet with new state-of-the-art vessels.

Then we have enjoyed for now two years, the better part of two years, favorable tax changes. The American Jobs Creation Act was very, very favorable to us. Where prior to that, we were paying U.S. taxes on virtually all of our income earned not matter where it was around the world. Since that Act was put into effect about 1.5 years ago, our effective tax rate, which was in the 34% range, is now down in the low 20% range. So real cash savings puts us much more on a level playing field with our European competitors and others that had a tax advantage under the old regime.

Where are we around the world? Well, these are our active vessels. We have some vessels that are stacked around 50 or so that are still stacked. That number is coming down as we return some of those boats to work, but these are the ones that are actually active around the world. You can see again the 60 or so that are operating in North America. Most of that in the Gulf of Mexico.

But where we are in other parts of the world. Central and South America geared primarily to Mexico and Brazil are the bigger two areas in that area, totaling almost 100 vessels. Our biggest single concentration of working vessels, about 133 in West Africa, up and down the coast of Africa. That number continues to increase. Middle East is a relatively smaller part, but again growing because a lot of the rigs are going to the Middle East, so about 38 there and in the Far East, which is a very large geographic region, 44 vessels that are all around India, Singapore, down to Australia.

And as you look at the areas of opportunity, as I said before, there is hardly an area that we don’t consider a great opportunity for the Company going forward. And again, stress the 75% to 80% of prior year and this year’s revenue and earnings are coming from the international arena. So we are much less affected by whatever is happening in the Gulf of Mexico.

Our profitability is pretty easily understood. First off, on the operating costs side and G&A side, a good bit of our costs are rather fixed. 50% of our operating costs are related to crewing costs. The wages of our seamen, the benefits, the travel, etc. is about 50% of our costs. That only changes when you have substantial changes in utilization, if you stack vessels. So that is pretty constant. The repair and maintenance is about another 25%. Yes, keeping old boats operational costs some money. So you have at least 75% that I won’t say is fixed, but is largely fixed. So the big story is day rate and utilization.

What you see here is on the international side. This is a good fleet of 300 plus boats and what the day rate has done in going from what was a low back here of just under 6000 a day to where we are today at about $8200, $8300 a day over about a two or three year period. Utilization here, which does include our stacked fleet, is upwards now to about 80% utilization. If you take the stacked fleet out of these numbers then you utilization is about 88% to even 90% utilization. So that is pretty full in our business when you always have some downtime between contracts and moving from one area to the next.

Some people would look at this line, this day rate line, and say well but during that timeframe, you have added new boats, much higher cost structure, much higher day rate. Is that what is causing the increase? And the answer is, to a certain extent, that is right, but as you see what we classify are new vessels and what the day rates have done there, back around $8,000 a day up now to pushing $12,000-$13,000 a day on average and while this line isn’t quite as dramatic, it is increasing from what was a low of about $5,500, it is now around $7,000 a day. So both the old and the new boats are contributing to increased day rates.

On the domestic side, which is much more of a spot market and always has been, you see every bit as dramatic a move post-hurricanes Ivan and Katrina and Rita. The day rates and utilization kind of went crazy over the last year to two years. And in the same fashion, though different than international, both the old boats and the new boats have enjoyed very good day rate increases over the last year and a half or so since that hurricane.

Talk about the new fleet. There are several competitors that like talking about their new fleets and they are much smaller companies than is Tidewater that has 400 to 500 boats out there, but our new fleet — we started building our new fleet in the year 2000. Since that timeframe, we have built, acquired or committed to build 143 new pieces of equipment. That is by far the largest new fleet in the industry, have committed to and spent for the most part $1.7 billion. We have spent to date about $1.5 billion on this new construction program. We still have, as you will see in a second, 25 boats out of that 143 that are still under construction that will be delivered in the next — most within the next two years.

It is important for us as you look back and compare fiscal 2000 when we didn’t have any new equipment and all of our profitability was resulting from older boats to where what we had and enjoyed during fiscal ‘06. This is March of ‘06 fiscal year-end where on average about 100 new boats that were in our fleet generated just short of half of our profitability. So they have done awful well. When you look at it thus far this fiscal year, this 44% is up to just shy of 50%. We are up to about 48% of our profitability is coming from our new fleet and that will continue as this number, this vessel count number of old boats continues to go away as we dispose of the new boats and we add new boats into the fleet.

This is what we currently have under construction at many, many shipyards around the world. 25 boats split between, and most of these are being built in the international areas, so that means under the Jones Act, they will remain and can only operate internationally, but a good number of anchor handlers, some PSVs that are primarily being built here and some crew boats and one tug that is included in that number. So again these vessels should be delivered over the next two years on average.

What do we look like now and what have we done already over the last six, seven years? Our active fleet count, again excluding our stacked vessels, which may or may not come back to work, totals around 400, of which on average about 130 are new vessels that are included in that fleet. So about a third of our fleet is new. We have disposed of 300 and call it 40 vessels over the last seven years, most of which have been sold and sold outside of the industry. We have recorded, if you look back at our financial results, we have recorded consistent gains on asset sales for many, many years in disposing of these boats and have done our share of scrapping and in all probability will continue to dispose of the older fleet in due time through scrappings and sales.

I am now going to turn it over to Keith and he is going to take it from this point forward. Thank you.

Keith Lousteau - Tidewater Inc. - CFO, EVP & Treasurer

One bookkeeping tidbit before I talk a little bit about the philosophy behind financial management at Tidewater. We are a fiscal year-end company. We run off a fiscal year of March 31. So if anyone is not used to reading some of the analyst reports and if we do strike a little interest here today, you pick up an analyst report and look at Tidewater’s reported earnings versus perhaps some of our public competition in the United States, please be a little bit careful. What we have going on is when I see competitors’ numbers being shown for ‘06, they are showing the projected calendar year ‘06 and they are showing Tidewater’s ‘06 final numbers nine months behind as being ‘06 numbers and in my opinion, it is certainly not a very fair comparison.

We are a company whose earnings have increased 100% six months on six months from last year and to report my ‘06 years on a trailing nine months versus as opposed to a projected three months or whatever could be done the other way, so I just ask you to be a little bit careful when you compare our numbers versus some competitor numbers.

Going to talk a little bit about the financial — the philosophy at Tidewater and certainly it is not one that has any sexiness in it. It is not one that has any sizzle in it. We are about as far from dot com companies as you can get. We are a hard iron company. We make investment decisions that last for 30 years. Our vessels last generally about that long. Long leadtime in coming up with our investment decisions. You don’t drive down to the local Ford dealer and buy three new vessels.

Generally a shipyard time to construct a new vessel is anywhere from 15 to 18 months and then generally three months following on from that. So as you see, the decisions, the financial amounts that we are reporting today are the results of financial decisions that were made 24 months ago. So our planning as we plan now are not for next fiscal year, but generally for two years down the road. Only whenever we have the opportunity to acquire existing equipment that is already out in the world market today can we really have an immediate impact on our financial results.

I guess my triangle is my attempt to tell you that at Tidewater we really try to maintain some balance in what we do and it is probably the reason that in a very cyclical industry we are the only company that has been around 51 years. We understand that as financial analysts, that as investors, you demand performance. Performance, quarterly EPS numbers, earnings numbers, we certainly pay attention to that. We will look at some of those here in a minute.

Joe has showed you what we have done in regard to growth. We have invested $1.7 billion back into the Company in the last five years rebuilding the Company, but we believe that, and once again in this very cyclical business, you have got to do that, but you have to maintain throughout it all your financial strength.

As Joe mentioned, in my 30 years at Tidewater, I have seen too many what were former competitors seize on the upcycles go out and overleverage themselves only to disappear from the face of the operational world on the next downturn.

Some quick financial information. Our six-months earnings numbers, very strong, $3.08 and as I mentioned, that is right in line with my whole fiscal year’s earnings from the previous year. You saw Joe earlier show that the FirstCall consensus for this ‘07 year, which matches up pretty well with everybody else’s ‘06 years is in the $5.59 range. Revenues are online this year to be somewhat in excess of $1 billion. Very, very strong operational cash flows. Capital expenditures are kind of inline as to where they have been. We have been spending quite a bit of money. Stockholders’ equity somewhere in the $1.7 billion range at this point in time.

Financial strength, we talk about maintaining the bottom of our triangle. One can see we have got about $300 million of debt at the moment, which is almost matched dollar for dollar by cash. Our cash reserves are really high at this point in time. We have got a 15% debt to total capital ratio and on a net basis, that turns out to be about 3%.

I think if this management group does get criticism from some of our larger stockholders that is perhaps having been too conservative on maintaining the financial strength. A little bit of hindsight there because we are in such a strong market worldwide right now, but had we spent that cash, had we done more growth, had we had a more advanced fleet at this point in time, those decisions would have had to have come 24 to 36 months ago, not two to three months ago.

I’ll show you the numbers. We said in the performance side, we think we have shown you the numbers. We think we have delivered. Look at the results for the financial quarters for the last five quarters, a very steady progression. Once again, the consensus number from FirstCall for our December number speaking of the future is somewhere around $1.46 or $1.47. That is not an indication that our market has topped off or that some reason our earnings have quit growing.

Last quarter, we had the benefit of a pretty substantial reduction in our affected estimated tax rate for this year. As the Gulf of Mexico has kind of cooled off a little bit and as we have moved more boats international, our review for the year as to where our earnings are going to come from has switched a little bit more international than it was at the beginning of the year and therefore we have had to adjust our assumed effective tax rate for the year. We adjusted it from 25% to 22% and the September quarter got the full benefit in effect of the lower tax rate having I guess almost over accrued taxes in the first quarter that benefit came through. So nice, steady, strong progression of net earnings on a quarterly basis.

Once again, Joe talked about we paid the second-highest effective dividend in the OSX group. Not only have we done this, but we have had a very aggressive stock buyback program for the last 12 months. We spent about $150 million buying back stock in the last 12 months. We have paid dividends of about $34 million during that period of time. So over the last 12 months, we have returned to stockholders in one form or another over $180 million to $185 million. All during that period of time, growing earnings and maintaining one of the lowest debt to equity ratios around.

So kind of a recap of the triangle, looking at all of the pieces and when you start at the year 2000 and you go forward, you can see a dramatic increase in the earnings. So we think we have shown you where the money is coming from. We have shown you that we do pay attention to performance. We have shown you a substantial increase in the number of active new vessels, the growth of the Company. The profit contributions from the new vessels continues to grow and certainly whenever the 25 to 28 vessels under construction are in hand that number will be in the 60% to 70% range of our profitability coming from the new vessels and certainly not to imply that we are going to stop at that point in time.

Steady as she goes. We continue to look for the right acquisition opportunities and we have, for the time being, we have curtailed the growth of the average age of our fleet to where it is mathematically a number of a round 18 years. I think we as a management would love to have a fleet that averaged I guess — if we had an average age of 12 to 15 years, we would really enjoy it because it basically would say that with 25 to 30-year assets, 1/30 of your assets would be turning over every year. You would be buying new boats and old ones would be leaving.

One of the things that happened to us as you saw from this slide and from Joe’s talk, in the year 2000, we woke up and we were a very old company. We had nothing new. We had no vessels that were less than 15 years old at that point in time. So we undertook the process of rebuilding the whole Company at that point and obviously we did it during the good cycle. We have been quite successful at it. We certainly think we are online to do it. It is not our goal to end up the rebuild cycle with 400 vessels. That is not our goal. We don’t care if it is 200 or 250, our goal is to continue to grow earnings, to seek earnings, to keep the earnings capacity we have today and grow it at a 6%, 8%, 10% compounded rate per year beyond that.

So what is the strategy? The strategy is obviously steady as she goes. It has worked for us for 50 years. We think it is a good strategy now. We continue to seek the right acquisitions. We are looking at individual boats or we are looking at whole fleets.

One of the big knocks in the analytical community at the moment on our industry is not a knock against Tidewater, but the industry, is that we have a pretty good size worldwide overhang. We have got some 300 new vessels being built around the world and there is a lot of concern as to what that is going to do to that steady progression of earnings growth that we have shown you here.

We are not too concerned about it because we turn around and we look at all of the new drilling rigs that are under construction in the world today. We look at all the new FPSOs, all of the construction and pipeline projects that the new exploration is going to bring with it. So we think there may be a little bit of lumpiness, is the term we use, as some of the equipment is delivered.

On the other hand, we certainly expect to get our hands on a lot of that equipment that is being built by speculators in the industry. As long as prudent operators, people who have stockholders, people who report to the public get their hands on the new equipment, we are going to see a pretty disciplined day rate, pretty disciplined approach to doing business with it. So the only concern should be those boats that are held in the hands of speculators that if they are not able to flip those boats to a real owner/operator by the time they get ready to come out of the shipyard, they get a little nervous. They get a little panicky and they go out and start doing crazy things and signing up boats for very noncompetitive rates to get a little cash flow.

We are going to continue our new construction program if the right acquisition doesn’t come along. We are certainly going to continue to look to grow international and our domestic marketshare. Internationally, we, like everyone else, we are looking at the new frontiers. We’re looking into the areas that have not historically used an awful lot of supply boats, but the areas that show some projected growth — the Sakhalin Islands off of Russia and off the coast of Japan is an area that has got a lot of activity going on. Obviously the Caspian Sea is an area we have been trying to break into with some tonnage, kind of a landlocked area, not the easiest place in the world to do some operations and ultimately in the Soviet Union if they ever get their stuff straight.

We are going to continue to try and push day rater and Joe has shown you the schedule of day rates going up and Tidewater is mathematically pretty easy. You multiply the number of boats times the day rate and subtract some pretty fixed operating costs and bottom goes to the bottom line. We are highly leveraged to revenue. Cost numbers are very well fixed, fairly well fixed at Tidewater.

About a year ago, we announced that we had adopted at Tidewater an EVA philosophy. We have adopted it into our executive bonus plans. All executive bonuses this year will be paid based on an increase in EVA over last year. So we are certainly looking for those investment opportunities and only those that will return returns to us and our stockholders that go beyond our cost of capital, which we figure on the average is about 9% to 9.5% today, which is high in our industry because it is based on pretty much 100% equity as you have seen on my balance sheet slide. As we do a little bit more financial leveraging on the debt side, we certainly think that number — it can come down, which will once again help us return some superior performances.

We’re going to maintain our financial strength. We are not going to run out and incur debt. We’re not going to run out and just do a big convert to buy back our stocks, not on the cards at the moment. Obviously something that we think about from time to time. Increase dividends, stock buybacks, an awful lot of equity type things are on our mind. They need to be on our mind. When we are disciplined, we are spending $150 million to $250 million a year on new construction and now we are cash flowing $400 million to $500 million. We have got some really good opportunities, both strategic and operationally, facing us over the next couple of years.

And as Joe mentioned, we kind of started this industry, the offshore industry, 50 years ago. The New York Stock Exchange honored us back in June. We were all up to ring the bell and we are looking forward to at least a few more years in this business.

So Joe is going to answer any questions you have got at this point in time.

QUESTION AND ANSWER

Unidentified Audience Member

What is your — I know you went over the amount of vessels you have scattered around. What is your, in terms of revenues and income, exposure to the Gulf of Mexico and specifically to the shallow and the deeper end? There’s much more closer to the shallow end then there is — why is there not more focus on the deeper end?

Joe Bennett - Tidewater Inc. - SVP, PAO, IR

Well, I’ll see if I can try to answer those. On the domestic side, I think that we shared what our exposure is there, 20% or so on revenue. Again, I will remind everyone, as rigs move, we move vessels out with them. You remember the slide that showed 60 active vessels. If you go back just five years ago, we had 150 vessels in the Gulf of Mexico. I mean we have dramatically changed our makeup in that short period of time.

We, as you say, we are more geared to the shallow water because that is what we were since inception. We have been a shallow water player. Now, it doesn’t mean that we are locked out of the deep water because the deep water in the Gulf of Mexico is looking pretty good. We are building some PSVs currently that can assist the ones that are already working, but we are not the top player in the deep water Gulf of Mexico.

We geared most of our new construction internationally because we just felt like, whether it be deep water or non-deep water internationally, because we felt like there is a better long-term future in the international arena than there is in the Gulf of Mexico. We have been there since 1956 and we know the volatility of it. We also have our thoughts on what the Gulf is going to do going forward and we think it will be a good steady program. It is going to have lumpiness as it always has had and what we are trying to do is take some of the volatility out of our financial reports by having more international. Do you want to add anything?

Keith Lousteau - Tidewater Inc. - CFO, EVP & Treasurer

I would have to throw in and it may sound a little bit like sour grapes, but we don’t believe the deep water Gulf of Mexico is the panacea that people are trying to make out of it. It is the area of activity that is suffering the least at the moment. With the curtailment, we have had some shallow water rigs leave the country. Obviously, some of the hurricane repair work, which was in the shallow water, is starting to be finishing up being curtailed.

But on the deep water side, I think we are, point neutral is where we are. We are not looking at the world’s brightest future. There are no more deep water rigs. Every deep water rig available in the United States is working. We have got three deep water vessels under construction. Hornbeck said they had 13. One of our biggest competitors, and perhaps the biggest — the leader in the deep water market is a private family from down on Bayou La Fourche called the Chouest family. They have got God knows how many boats under construction. They don’t have to publish their information. So unlike many people, we view the deep water Gulf of Mexico as being an area that has got a limited potential for growth in it right at the moment now.

We in our fleet have 10 or 12 — when the three new ones are delivered — we have 10 or 12 U.S. flagged vessels that are certainly eligible to compete in the deep water Gulf of Mexico, but for the time being, we have chosen to take them overseas. They can come home at any point in time if that market were to get very hot.

Unidentified Audience Member

You mentioned the spec buying, are guys in that market or who’s buying those kind of boats. What percentage of your total sales would you say is spec market —?

Keith Lousteau - Tidewater Inc. - CFO, EVP & Treasurer

Maybe 40% of the vessels worldwide. 100 to 125 are probably in the hands of we will call them speculators. They are people who have made a career and a long time, they have done them — they buy them during the downcycles. They contract them at the shipyards and European and some of the Chinese shipyards, it is not an uncommon practice to put 10% down and pay 90% upon delivery.

So what we have had, we have had a lot of people who’ve made a lot of money in the past signing up shipyard capacity, putting 10% down and guessing 18 to 20 months later when their vessel gets ready to come out into the market that that contract is going to be worth $2 million to $3 million more than they paid for it. So as I said, probably 100 to 120 boats are in the terms of pure speculators, but they are not speculators in the sense that they haven’t had some experience in what to do with it if they hit the market wrong.

But you can imagine for yourself if you are building a $20 million boat and you put $2 million down and 90 days from delivery, all of a sudden you are going to have to come up with $18 million. If you haven’t found somebody to take it, you get a little nervous. At 60 days out, you start calling people trying to make deals and if you get to within 15 or 20 days of delivery, you start beating the door on customers and you are willing to put together a pretty poor contract in order to keep cash flow going for three or four years to cover your financing that you are going to have to do.

We have been quite successful in acquiring these vessels as they come to market. On the quarterly conference call, we mentioned last time that we literally went to the extent of one group in the Far East was making substantial money, but in their particular case, I think they were citizens of Singapore. There were some tax benefits for them owning the boat for 210 days. So with our ability, we agreed to bareboat them for 210 days with 100% in effect of what we were going to pay on the bareboat coming across as a reduction in the purchase price. So for us, it was just a short-term financing that we would rather not do with a party that the international brokerage firm knows is in the buying mode. We get offers on this equipment two or three times a week.

Unfortunately, at this stage of the game, you have seen the kind of financial results that most people are putting out that the anticipation of some of the speculators is still a little bit too high for our blood at this point in time. But we have not seen a flood of the market where we are hoping that the stars are starting to line up and some of them are getting to the point where they are starting to get little uneasy.

I think we would estimate there is about 100 of these new vessels that are supposed to hit the market this calendar year and a lot of that back-end loaded. So we are seeing some new equipment into the market now and most of it is being offered to us.

Joe Bennett - Tidewater Inc. - SVP, PAO, IR

I will just remind everybody that we did bring copies. Gus, did you find copies outside. They are here. So if anybody wants a copy, I will make sure after that they are put out. They will also be on our website. We also intend on filing an 8-K with the presentation and the transcript of the presentation along with it. So it is plenty of available. Any other last-minute questions? Thank you all very much..

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In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

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